EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Sale of Commercial FHA Origination Platform – Retains Servicing Business

EFFINGHAM, Ill., Aug. 28, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (“Midland” or the “Company”) today announced that it had completed the sale of its commercial FHA origination platform, which operated through its Love Funding subsidiary, to Dwight Capital, a nationwide mortgage banking firm headquartered in New York, NY.  Midland States Bank will continue to service Love Funding’s current servicing portfolio of approximately $3.9 billion, which includes approximately $284 million in low-cost deposits, in each case as of June 30, 2020. The transaction is part of Midland’s ongoing effort to enhance efficiency and reduce volatility in its financial performance.

“This transaction reflects our ongoing efforts to evaluate all aspects of our operations for opportunities to enhance efficiencies, increase our focus on the more profitable areas of our business, and improve our overall financial performance,” said Jeffrey G. Ludwig, President and Chief Executive Officer of the Company.  “The sale of the origination portion of Love Funding’s business will reduce volatility in our earnings stream and provide capital that can be more profitably deployed into other areas of our business.  Retaining the servicing portion of our existing portfolio will allow us to maintain the low-cost funding generated by this business and continue earning servicing income while reducing operating expenses.  We very much look forward to working with Dwight well into the future,” said Mr. Ludwig.

Client transactions in Love Funding’s pipeline will continue to be managed and overseen by Love Funding and Dwight Capital pursuant to the transition rules of HUD and GNMA.  Jeff Mefford, Executive Vice President of the Company, President of Midland States Bank and Chief Executive Officer of Love Funding, stated, “I am proud of the work Jon Camps, President of Love Funding, has done in his many years at Love Funding and in his leadership in bringing his team over to Dwight.  I am sure they will be an important part of Dwight’s continued growth and success.  We expect a smooth transition of Love’s clients to Dwight.  Our loan servicing team, which we will retain, has also played an integral part in Love Funding’s success, as commercial loan servicing is an important part of our goal of having steady, predictable revenue and low-cost deposits.”

The Company expects to record no gain or loss at the time of the sale, with the purchase price approximating the amount of goodwill remaining on its books since the acquisition of Love Funding in 2014.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2020, the Company had total assets of approximately $6.64 billion, and its Wealth Management Group had assets under administration of approximately $3.25 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. Midland also provides servicing of multi-family and healthcare facility FHA loans. For additional information, visit https://www.midlandsb.com/ or on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements, including with respect to this transaction, are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321